Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Home Federal Bancorp, Inc. of Louisiana

We hearby consent to the incorporation by reference in this Registration Statement on Form S-8 of Home Federal Bancorp, Inc. of Louisiana (the "Company")
of our report dated September 9, 2015, relating to our audit of the consolidated financial statements of the Company and subsidiary,  which  is  incorporated  by reference from the Company's Annual Report on Form 10-K for the year ended June 30, 2015.

A Professional Accounting Corporation

Metairie, Louisiana
January 18, 2016